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Exhibit 5.1

                     BRUNINI, GRANTHAM, GROWER & HEWES, PLLC
                                ATTORNEYS AT LAW

ROBERT D. DRINKWATER                                    1400 TRUSTMARK BUILDING/
                                                        248 EAST CAPITOL STREET
                                                        JACKSON, MISSISSIPPI
                                                        39201(1911-1992)

DIRECT: 601-960-6852                                    POST OFFICE DRAWER 119
E-MAIL: bdrinkwa@brunini.com                            JACKSON, MISSISSIPPI
                                                        39205(1912-1986)

                                                        TELEPHONE: 601-948-3101
                                                        FACSIMILE: 601-960-6902




                                  June 6, 2000


Trustmark Corporation
248 East Capitol Street
Jackson, MS 39201


Gentlemen:

         We have acted as counsel to Trustmark Corporation, a Mississippi corporation ("Trustmark") in connection with the preparation of Post Effective Amendment No. 1 to its registration statement on Form S-8 as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement") which Registration Statement relates to the proposed offer by Trustmark to certain of its employees of up to 300,000 additional shares (the "Shares") of the common stock of Trustmark issuable upon the exercise of certain options which have been or may be granted under the Trustmark 1997 Incentive Stock Option Plan (the "Plan"). This opinion is being furnished to you to be included as an Exhibit to the Registration Statement.

         We are of the opinion that the Shares have been duly authorized for issuance and, when the Registration Statement has been declared effective and the Shares issued in accordance with the Plan, such Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.

                                            Very truly yours,

                                            /s/ Robert D. Drinkwater
                                            ------------------------
                                            Robert D. Drinkwater